EXHIBIT 16.2


                     [LETTERHEAD OF THE RABER MATTUCK GROUP]



July  13,  2001


United  States  Securities  and  Exchange  Commission
Division  of  Corporate  Finance
450  Fifth  Street,  N.W.
Washington,  D.C. USA 20549

To  Whom  It  May  Concern:

We have read Item 4 of the report on Amendment No. 1 to Form 8-K dated July 5, 2001, of Planet Earth Recycling Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in the Amendment No. 1 to Form 8-K.

Yours  truly,

THE  RABER  MATTUCK  GROUP
Chartered Accountants

/s/  Lionel Raber
per  Lionel S. Raber, CA, CFE
LSR/da-2001 letters/5828

Planet Earth Recycling Inc.



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